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                             EMPLOYMENT AGREEMENT

     AGREEMENT, dated as of March 17, 1997, by and between Tri-Star Aerospace, Co., a Delaware corporation (the "Company", and Louis Partenza (the "Executive")

     WHEREAS, the Company desires to retain the Executive as its Senior Vice President, Sales and Marketing, and the Executive desires to provide his services to the Company in such capacity, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties set forth below, the parties agree as follows:

     1. EMPLOYMENT. Subject to all of the terms and conditions set forth in this Agreement, the Company hereby employs the Executive, effective as of March 17, 1997, as its Senior Vice President, Sales and Marketing, and the Executive hereby accepts such employment.

     2. TERM. Unless earlier terminated pursuant to the provisions hereof, the term of the Executive's employment (the "Term") shall have commenced on March 17, 1997 and shall end on December 31, 1999.

     3.   DUTIES.

          (a) During the Term, the Executive shall perform all duties and functions reasonably appurtenant to his position as Vice President, Sales and Marketing, and as reasonably directed by the Chief Executive Officer and Board of Directors of the Company.

          (b) The Executive agrees to devote substantially all of his business time to his duties as set forth above.

          4.   COMPENSATION.

               (a) SALARY. During the term of the Executive's employment hereunder, the Executive shall receive an annual salary of $140,000 (the "Base Salary"), payable in accordance with the customary payroll practices of the Company, and shall be eligible for such raises as the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"), in its sole and absolute discretion, may provide.

               (b) BONUS. In addition to his Base salary, the Executive shall be entitled to participate in a bonus plan to be administered by the Compensation Committee whereby the

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Executive may earn a bonus equal to up to 50% of his Base Salary, based upon and subject to the Company's achievement of such performance targets as are determined by the Compensation Committee and the Chief Executive Officer of the Company in their sole and absolute discretion. Such bonus, if and when earned, shall payable at the end of the fiscal year in respect of which such bonus was earned.

          (c) BENEFITS. The Executive shall receive such medical and other benefits as are regularly offered to other senior executives of the Company.

     5.   EXPENSES.

          (a) RELOCATION EXPENSES. Upon presentation by the Executive to the Company of expense reports and satisfactory supporting documentation evidencing payment of such expenses, in such form as shall be requested by the Company, the Company shall reimburse the Executive for such expenses as the Board of Directors of the Company, in its sole and absolute discretion, determines to be necessary and reasonable in connection with the relocation of Executive, his family and their personal effects to a new location designated by the Company.

          (b) BUSINESS EXPENSES. During the term of the Executive's employment hereunder, the Executive shall be entitled to receive reimbursement for all reasonable travel and business expenses incurred by him (in accordance with the policies and procedures of the Company) in performing services hereunder, provided that the Executive promptly and properly accounts therefor in accordance with the Company's expense policy.

     6.   TERMINATION.

          (a) TERMINATION WITHOUT CAUSE. If the Company terminates the employment of the Executive other than for Cause (as defined herein) and other than by reason of Disability (as defined herein):

               (i) the Executive shall be entitled to receive (A) his salary and personal time (I.E., vacation and sick time) accrued through the Date of Termination (as defined herein), and (B) an amount equal to two times his Base Salary for the twelve-month period immediately preceding such termination of employment, payable by the Company in equal installments, without interruption, concurrently with the payment of the Company's normally


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scheduled payroll for active employees, until the expiration of a period of two years from the Date of Termination; and

               (ii) the Executive shall be entitled to such medical and other benefits on substantially the same terms as are regularly offered to senior executives of the Company until the expiration of a period of two years from the Date of Termination.

          Notwithstanding the foregoing, if the Executive commences new full-time employment during the two-year period beginning on the Date of Termination, the payments and benefits described in Sections 6(a)(i) and (ii) shall cease immediately upon the commencement of such employment.

          (b) OTHER TERMINATION. In the event that the employment of the Executive is terminated (i) due to the death or Disability (as defined herein) of the Executive, (ii) by the Company for Cause, or (iii) for any other reason not included in Section 6(a), the Executive shall have no right to receive any unaccrued compensation or unaccrued personal time from and after the Date of Termination.

          (c)  DEFINITIONS.  For purposes of this Agreement:

               (i) "Disability" shall mean the inability (as reasonably determined by the Board of Directors of the Company after consultation with the Executive's regular attending physician) of the Executive, as a result of incapacity due to physical or mental illness or disability, to substantially perform his material duties with the Company for six consecutive months or shorter periods aggregating six months during any twelve-month period; and

               (ii) "Cause" shall mean the occurrence of one or more of the following events: (A) any intentional or willful failure (other than a failure resulting from the Executive's physical illness or injury) by the Executive to substantially perform his employment duties which shall not have been corrected within 30 days following written notice from the Chairman of the Board of Directors of the Company of the duties which such Executive has failed to substantially perform, (B) any engaging by such Executive in misconduct which is significantly injurious to the Company or any of its subsidiaries or affiliates, (C) any breach by the Executive of any material covenant contained in the Stockholders Agreement or any subscription agreement entered into by the Executive with the Company, or (D) such Executive's conviction or entry of a plea of NOLO CONTENDERE in respect of any felony, or of a misdemeanor which results


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in or is reasonably expected to result in significant economic or reputational injury to the Company or any of its subsidiaries or affiliates.

          (d) NOTICE OF TERMINATION. Any termination of the Executive's employment (other than a termination due to the death of the Executive) shall be communicated by a written notice of termination (the "Notice of Termination") which shall set forth in reasonable detail the basis for such termination of employment under this agreement and shall be given in accordance with the notice provisions herein. In the event that the Company terminates the Executive's employment hereunder and does not provide a Notice of Termination within 7 days thereafter, such termination shall be conclusively deemed to be termination without Cause.

          (e) DATE OF TERMINATION. For purposes of this Agreement, the "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated due to Disability, ten days after delivery to the Executive of the Notice of Termination, (iii) in the case of non-renewal of the Term, at the expiration of the Term, and (iv) in any other case, the date specified in the Notice of Termination.

          (f) SETTLEMENT AND RELEASE. The performance by the Company of its obligations under this Section 6 shall constitute full settlement and release of any claim or cause of action, of whatsoever nature, which the Executive might otherwise assert against the Company or any of its directors, stockholders, officers or employees pursuant to this Agreement on account of the termination of the Executive's employment.

     7.   EXECUTIVE COVENANTS.

          (a) NON-COMPETITION. During the Term so long as severance benefit is in force and for period of two years after the Date of Termination, the Executive expressly covenants and agrees that he shall not, without the express written consent of the Company, for his own account or jointly with any other person, directly or indirectly, own, manage, operate, join, control, loan money to, invest in, or otherwise participate in, or be connected with, or become or act as an officer, employee, consultant, representative or agent of, any business, individual, partnership, firm or corporation (other than the Company and its subsidiaries or affiliates) which is in competition with any business in which the Company or any of its subsidiaries


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and affiliates are then engaged or planning to be engaged; PROVIDED, HOWEVER, that the Executive may purchase or own, solely as an inactive investor, the securities of any entity if (a) such securities are publicly traded on a nationally-recognized stock exchange or on NASDAQ and (b) the aggregate holdings of such securities by the Executive and his immediate family do not exceed three percent (3%) of the voting power or three percent (3%) of the capital stock of such entity.

          (b) NO SOLICITATION. The Executive hereby agrees that during the Term and for a period of two years after the Date of Termination, he shall not, directly or indirectly, for his own account or jointly with another, or for or on behalf of any entity, as principal, agent or otherwise, (i) solicit or induce or in any manner attempt to solicit or induce any person employed by or acting as a consultant to or agent of the Company or any of its subsidiaries or affiliates to leave such position or (ii) interfere with, disrupt or attempt to disrupt any relationship, contractual or otherwise, between the Company or any of its subsidiaries or affiliates and any of the customers, clients or suppliers of the Company or any of its subsidiaries or affiliates.

          (c) CONFIDENTIAL INFORMATION. The Executive expressly covenants and agrees that he will not at any time, whether during or after the Term, directly or indirectly, disclose, use or permit the use of any trade secrets, confidential information or proprietary information of, or relating to, the Company or any of its subsidiaries or affiliates, other than as contemplated hereunder during the Term. Notwithstanding the foregoing, the Executive shall be permitted to disclose confidential information solely to the extent required by court or administrative order, provided that the Executive immediately provides notice to the Company that he is required by court or administrative order to disclose such confidential information and the Company has had an opportunity to protest and contest any assertion that the Executive is required to make such disclosure and to seek a protective order or other remedy which may narrow the scope of required disclosure or otherwise protect the confidentiality of such information to the maximum extent possible. The Executive agrees to cooperate and assist the Company, at the Company's expense, in preparing any protest or contest of any such assertion and seeking any such remedy. Confidential or proprietary information shall not include information that is, at the time of receipt by Executive, in the public domain or is otherwise generally known in the industry or subsequently enters the public


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domain or becomes generally known in the industry through no fault of the
Executive.

          (d) COVENANTS NON-EXCLUSIVE. The Executive acknowledges and agrees that his covenants contained in this Section 7 shall (i) survive any termination of this Agreement and (ii) not be deemed exclusive of any common law rights of the Company or any of its subsidiaries or affiliates in connection with the relationships contemplated hereby and that the Company shall have any and all rights as may be provided by law in connection with the relationships contemplated hereby.

     8. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Executive from and against any and all liabilities incurred or sustained by him in connection with any claim, action, investigation, suit or proceeding to which he may be made a party by reason of his acts or omissions in connection with his being or having been an officer, director or employee of the Company or Parent, to the maximum extent permitted by law. This Section 8 is not intended to limit any rights which the Executive may have under the Company's By-laws or under applicable law.

     9. PURCHASE OF COMMON STOCK. Effective immediately and for a period of 60 days, the Executive shall have the right to purchase from Maple Leaf Aerospace, Inc. ("Parent") 432 shares of the common stock of Parent, at a price of $231.59 per share, subject to the terms and conditions of the Management Stockholders' and Optionholders' Agreement, dated as of September 19, 1996, among Parent and stockholders of Parent party thereto, as such agreement may be amended from time to time.

     10. NOTICE. Any and all notices or any other communication provided for herein shall be made in writing by hand-delivery, first-class mail (registered or certified, with return receipt requested), telecopier, or overnight air courier guaranteeing next day delivery, effective upon receipt, to the address of the party appearing under his or its name below (or to such other address as may be designated in writing by such party):

          (i)  IF TO THE EXECUTIVE:

               Mr. Louis F. Partenza
               4103 Paddington Lane
               Colleyville, TX  76034



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               (ii) IF TO THE COMPANY:

                    Tri-Star Aerospace, Co.
                    11535 East Pine Street
                    Tulsa, Oklahoma 74116
                    Attention: Chairman of the Board

                    With a copy to:

                    Odyssey Partners, L.P.
                    31 West 52nd Street
                    New York, New York 10019
                    Attention: Mr. Stephen Berger

          11.  MISCELLANEOUS.

          (a) AMENDMENT. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is agreed to in writing signed by the Executive and a duly authorized officer of the Company (other than the Executive).

          (b) WAIVER; ASSIGNMENT. No waiver by any party hereto at any time of any breach of another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provision hereof. This Agreement shall be binding on and inure to the benefit of the Company and its successors and permitted assigns. This Agreement shall not be assignable by either party without the prior written consent of the other party; PROVIDED, HOWEVER, that nothing contained herein shall prohibit the Company from assigning this Agreement pursuant to a merger, consolidation or sale of all or substantially all of the business or assets of the Company. In addition, the Company shall require any such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

          (c) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the law of the State of Delaware without giving effect to the conflict of laws provisions thereof.

          (d) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


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          (e)  SEVERABILITY.  The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. In the event that any provision of this Agreement or the application thereof is held to be unenforceable because of the duration or scope thereof, the parties hereto agree that the panel of arbitrators or court making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

          (f) ENTIRE AGREEMENT. This agreement supersedes any other agreement, whether written or oral, that may have been made or entered into between the parties hereto and constitutes the entire agreement by the parties related to the matters specified herein.

          (g) EQUITABLE RELIEF. It is hereby acknowledged that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed fully by the undersigned in accordance with the terms specified herein, and that monetary damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties relying hereon in the event that the undertakings and provisions contained in this Agreement were breached or violated. Accordingly, each party hereto shall be entitled to an injunction or injunctions to restrain, enjoin, and prevent breaches of the undertakings and provisions hereof and to enforce specifically the undertakings and provisions hereof in any court of the United States or any state having jurisdiction over the matter, it being understood that any such remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

                    [signature page follows]


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     IN WITNESS WHEREOF, the parties have signed and delivered this Agreement as of the date first above written.

                                       TRI-STAR AEROSPACE, CO.




                                       By: /s/ Stephen Berger
                                          -----------------------------------
                                          Name:  Stephen Berger
                                          Title:



                                          /s/ LOUIS F. PARTENZA
                                          -----------------------------------
                                          Louis F. Partenza




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